Exhibit 3.80

CERTIFICATE OF INCORPORATION OFA PRIVATE LIMITED COMPANY Company No. 6962983 The Registrar of Companies for England and Wales hereby certifies that ENSCO HOLDCO LIMITED is this day mcorporated under the Companies Act 1985 as a private company and that the company is limited. Given at Companies House on 15th July 2009 CERTIF I ED 10 BE A TRUE COPY ~ T~ ~~AL BAKER & M~KENZIE L L P SOLICITOAS 1 00 N E W BRIDGE STr.EET LONDON EC4V 6JA (Cf c) ~ Cf, # Ol Co.h. I ~ , ~ • ~ ; .,._:./ <>'~AND ~~ THE OFFICIAL lu.l o, THI! REOl&TRAJI OF COMPANl!S